UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 4, 2017

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On January 4, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Immune Design Corp. (the “Company”) approved 2016 cash bonuses, 2017 annual base salaries, 2017 bonus targets and equity awards for the Company’s named executive officers (each, an “Executive”), as set forth below.

2016 Cash Bonuses, 2017 Annual Base Salaries and 2017 Bonus Targets

The Committee approved the following 2016 cash bonuses, 2017 annual base salaries, which salaries are effective January 1, 2017, and 2017 bonus targets for the Executives:

Name and Title	2016 Cash Bonus	2017 Annual Base Salary	2017 Bonus Targets

Carlos Paya, M.D., Ph.D. President and Chief Executive Officer	$236,736	$584,850	50%
Stephen Brady Executive Vice President, Strategy and Finance	$108,870	$400,000	40%

Equity Awards

The Committee approved and granted time-based restricted stock units (“Time-Based RSUs”), performance-based restricted stock units (“Performance-Based RSUs”) and options to purchase shares of the Company’s common stock to the Executives as annual equity incentive awards granted pursuant to the Company’s 2014 Omnibus Incentive Plan, which grants are set forth in the table below.

Name and Title	Time-Based RSUs	Performance-Based RSUs	Option Grant (shares)

Carlos Paya, M.D., Ph.D. President and Chief Executive Officer	36,000	40,000	175,000
Stephen Brady Executive Vice President, Strategy and Finance	15,000	20,000	85,000

Each Time-Based RSU granted to each Executive represents the right to receive one share of the Company’s common stock and has a vesting commencement date of January 4, 2017. Twenty-five percent of the Time-Based RSUs granted to each Executive will vest on each anniversary of the vesting commencement date over a four-year period, subject to the Executive’s continued service with the Company.

Each Performance-Based RSU granted to each Executive represents the right to receive one share of the Company’s common stock at a future date, subject to achievement of certain performance criteria set forth in the Performance-Based RSU agreements. Upon the achievement of the performance criteria, twenty-five percent of the Performance-Based RSUs granted to each Executive will immediately vest, and an additional twenty-five percent of the Performance-Based RSUs will vest on January 4 of each year beginning in 2019, subject to the Executive’s continued service with the Company. Notwithstanding anything to the contrary, the Performance-Based RSUs will not vest and will expire if the performance criteria has not been achieved by December 31, 2017.

The Committee also approved a new form of the Company’s restricted stock unit agreement, a copy of which is filed hereto as Exhibit 10.1. Each of the Time-Based RSUs and Performance-Based RSUs shall be subject to the terms and conditions set forth in this new form of restricted stock unit agreement.

The stock option granted to each Executive has (i) a vesting commencement date of January 4, 2017, (ii) an exercise price of $5.60 per share, the closing price of the Company’s common stock on January 4, 2017 and (iii) a term of 10 years from the grant date. Twenty-five percent of the shares subject to the option granted to each Executive will vest on the one-year anniversary of the vesting commencement date, and the remainder will vest in equal monthly installments over the subsequent three-year period, subject to the Executive’s continued service with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Agreement under the 2014 Omnibus Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: January 10, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Agreement under the 2014 Omnibus Incentive Plan.